SERVICES AGREEMENT

THIS AGREEMENT made this 13 day of November 2007

BETWEEN:

Makerere University
(“Makerere”)

- and -

UPSTREAM BIOSCIENCES INC.
(“Upstream”)

WHEREAS:

A.	Upstream will provide Makerere with compounds and Makerere are willing to test such compounds.

B.	the parties wish to enter into contract regarding the provision of such services described in Schedule “A”;

THEREFORE, in consideration of the mutual covenants and agreements contained in this agreement, each of the parties covenants and agrees with the other as follows:

1.0	Definitions and Interpretation

	1.1	In this Agreement, including this Section, the following defined terms shall mean:

		(a)	“Compounds” means chemicals supplied by Upstream for the performance of the Services by Makerere;

		(b)	“Contract Price” means the amount payable by Upstream to Makerere for the Services pursuant to the Agreement;

		(c)	“Services” means the services listed on Schedule “A” attached to this Agreement; and

		(d)	“Term” means the term of this Agreement.

	1.2	The following principles of interpretation will apply to this Agreement:

		(a)	The captions and headings appearing in the Agreement are inserted merely to facilitate reference and shall have no bearing on the interpretation of its provisions.

(b)	words importing the singular include the plural and vice versa, words importing gender include all genders and words importing persons include firms, corporations and any other legal entities;

(c)	if there are any conflicts between the body of the Agreement and the documents forming part of the Agreement, the body of the Agreement shall govern over all attachments;

(d)

the laws of the Province of British Columbia shall govern the interpretation of this Agreement and the parties hereby attorn solely to the jurisdiction of the courts in the Province of British Columbia;

(e)

in the event any of the terms or conditions of the Agreement or their application to any party or circumstances shall be held invalid by any court or other authority having jurisdiction the remainder of the Agreement and the application to parties or circumstances other than those as to which it is held invalid shall not be affected, provided however if the invalid terms or conditions are essential to the rights or benefits to be received by any party, the parties shall use reasonable efforts to negotiate acceptable substitutes. If acceptable substitutes are not agreed to, a party adversely affected by the invalidity shall not be prevented by this Section from advancing any rights to claim frustration of contract or other similar remedy;

(f)	no action, or failure to act by a party shall constitute a waiver of any right or duty of that party under the Agreement except as specifically agreed to in writing;

(g)

the Agreement shall, when duly executed, supersede and replace all other existing agreements between the parties with respect to the subject matter. There are no representations, warranties or agreements, either written or oral, which are binding on the parties relating to the subject matter and which are not contained, or referred to, in the Agreement;

(h)	the parties shall not assign this Agreement or any interest under the Agreement to another party without the prior written consent of the other party, such consent not to be unreasonably withheld;

(i)

except to the extent otherwise expressly provided, the duties and obligations imposed by the Agreement and the rights and remedies available under the Agreement shall not operate to limit any duties, obligations, rights and remedies otherwise imposed or available at law;

(j)	this Agreement shall enure to the benefit of and be binding upon the parties of this Agreement and their respective successors and permitted assigns;

(k)	amendments to the Agreement shall require the agreement of both parties and shall be in writing

(l)	a reference to dollars means lawful money of Canada;

(m)	the “contra proferentum” rule shall not apply to the interpretation of the agreement;

(n)	the following schedules are incorporated into and form part of this Agreement: Schedule “A” – Services

2.0	Services

2.1

Subject to the terms and conditions in this Agreement, Makerere will provide Upstream with those services required by Upstream which are described in Schedule “A”. Where any of the Services are of a nature which requires that they are to be provided over a period of time, the said Services will be provided throughout the Term.

2.2

In providing the Services to Upstream Makerere shall be subject to and shall abide by Makerere’s established policies, rules, procedures and directives applicable to the Services. Makerere warrants that Services will be performed in accordance with established laboratory protocols or as modified by mutual agreement between the parties pursuant to good scientific practices.

3.0	Contract Price

3.1

Subject to the terms and conditions in this Agreement, Upstream will pay Makerere the sum of $ 6,900 for the initial testing of 25 compounds for tolerability in uninfected mice. An initial payment of $ 3,450 shall be payable upon the commencement of the Services, with the remainder of the Contract Price being payable upon completion of the Services. Upon completion of the Services Makerere shall submit a final invoice within thirty (30) days of completion.

4.0	Term and Rights of Termination

	4.1	The term of this Agreement shall commence on November 15, 2007 and shall continue until February 15, 2008.

	4.2	This Agreement may be terminated, at any time, upon the mutual agreement of the parties.

4.6

If Upstream shall become bankrupt or insolvent or if a trustee, receiver, receiver-manager shall be appointed on its behalf, or if Upstream takes advantage of any legislation available for insolvent debtors or ceases or threatens to cease carrying on business Makerere may terminate the Agreement on notice to the Upstream.

	4.7	Termination of the Agreement shall not affect the validity of any provisions which are, expressly or by implication, to survive or to take effect on or after such termination.

5.0	Delivery of Compounds

5.1

All Compounds supplied to Makerere by Upstream for performance of the Services shall be transported in compliance with all applicable import, export, customs, and other laws and regulations in relation to the transportation of such Compounds.

5.2

Upstream shall clearly label any toxic or dangerous Compounds and will notify Makerere prior to shipping of the Compounds of all proper handling procedures as well as furnish any Material Safety Data Sheets for such Compounds.

5.3

Makerere shall not be responsible for damage of any nature, which may arise, from transportation of the Compounds to Makerere or from Makerere’s return of unused Compounds to Upstream at Upstream’s request.

6.0	Indemnification

6.1

Each party (the “Responsible Party”) shall be liable to the other party for, and shall indemnify and save harmless the other party from and against, any and all losses, claims, expenses, damages, claims, liabilities and actions whatsoever (including without limitation, legal costs on a solicitor and client basis) which may be brought or made against the other party, or which the other party may sustain, pay or incur, in either case as a result of or in connection with, a breach by the Responsible Party of its obligations under this Agreement or the willful or negligent acts of the Responsible Party or those for whom the Responsible Party is responsible at law.

6.2

Subject to subsection 6.1, each party assumes responsibility for any losses, claims, expenses, damages, liabilities and actions whatsoever brought or made against it, or suffered or incurred by it, by reason of any matter or thing arising out of or in any way attributable to this Agreement.

7.0	Warranty, Performance and Standards

7.1

Makerere makes no warranties with regard to the Services undertaken during this Agreement other than those as listed in “Schedule “A””. Makerere makes no express or implied warranties of merchantability or fitness for a particular purpose for the Services performed or information or products supplied by it. Under no circumstances shall Makerere be liable to Upstream for any incidental or consequential damages. Makerere’s total liability, if any, for damages relating to or arising out of the Services under this Agreement, shall not exceed the Contract Price.

8.0	Notice

8.1

Any notice or communication required or authorized to be given pursuant to this Agreement shall be in writing and delivered personally or sent by fax transmission addressed to the party to receive such notice at the address specified below:

TO:	Makerere University Faculty of Veterinary Medicine
P. O. Box 7062 Kampala , Uganda

Fax No.: +256 414 554 685
Attention: Prof. David Kabasa

TO:	Upstream

Fax No.: [ ]
Attention: [ ]

8.2

Any notice or communication that is delivered personally shall be deemed to be received, when left during normal business hours at the address specified above, and any notice sent by fax transmission shall be deemed to be received on the next business day.

     IN WITNESS WHEREOF the parties of this Agreement have executed this Agreement as of the day and year first above written.

Makerere University, Faculty of Veterinary Medicine.

Per:
Prof. David Kabasa

Upstream Biosciences Inc.

Per:

Schedule “A”

Services

1.0	Services

	1.1	As per attached “Test Specification and Requirements “dated October 23, 2007.